Exhibit 5.1

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December 13, 2013
The LGL Group, Inc.
2525 Shader Road
 Orlando, Florida 32804
Re:	The LGL Group, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to The LGL Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of the Company's (a) Common Stock, $0.01 par value per share (the "Common Stock"); (b) warrants (the "Warrants") to purchase Common Stock or Units (as defined below); and (c) units comprising one or more of shares of Common Stock and Warrants, or combinations thereof (the "Units"), some or all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, at an aggregate public offering price not to exceed $4,500,000. The Common Stock, Warrants and Units and the securities issuable upon the exercise of the Warrants are collectively referred to herein as the "Securities."
In rendering the opinions set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records, and we have made such examination of law, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. The documents examined include, without limitation: (a) the Registration Statement and the exhibits thereto; and (b) the Certificate of Incorporation and the By-laws of the Company, each as amended to date (the "Constituent Documents").  With respect to such examination, we have assumed, without any verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete.
For purposes of rendering the opinions set forth herein, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become and remain effective under the Act, no stop order with respect thereto shall have been issued, a prospectus supplement shall have been prepared and filed with the Commission describing the Securities offered thereby and such Securities shall have been issued and sold in accordance with the terms set forth in such prospectus supplement; (b) any securities issuable upon conversion, exercise or exchange of any Securities being offered shall have been duly authorized by corporate action and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; (c) at the time of any offering or sale of any shares of Common Stock or Securities exercisable, convertible or exchangeable into Common Stock, there shall be a sufficient number of shares of Common Stock authorized and unissued under the Certificate of Incorporation as then in effect and not otherwise reserved for issuance; (d) at the time of issuance of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and shall have the necessary corporate power for such issuance; (e) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, and any applicable Warrant Agreement or Unit Agreement (each, as defined below) relating to Warrants or Units, as the case may be, shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (f) certificates representing the shares of Common Stock or any Warrants or Units shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, either (x) against payment therefor in an amount not less than the par value thereof, in the case of Common Stock, or such other consideration determined by the Board of Directors of the Company (the "Board of Directors"), or an authorized committee thereof, as permitted under the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, Warrant Agreement, Unit Agreement or similar agreement, if any, approved by the Company or (y) upon conversion, exercise or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in the case of Common Stock in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL); and (g) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof, other than in connection with the Future Authorization and Issuance of Securities.
For purposes of the opinions expressed below, we refer to the following as the "Future Authorization and Issuance" of Securities: (a) with respect to any of the Securities, (i) the authorization by the Company of the terms, offering and issuance of such Securities (the "Authorization") and (ii) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization; (b) with respect to Warrants, the due authorization, valid execution and delivery in accordance with applicable law of a particular Warrant granted to the holder thereof by the Company or Warrant Agreement between the Company and a bank or trust company as Warrant Agent pursuant to which Warrants may be issued (each, a "Warrant Agreement"); and (c) with respect to Units, (i) the due authorization, valid execution and delivery by the Company and the other parties thereto of any agreement under which such Units are to be issued and (ii) the establishment of the terms of such Units, and the execution and delivery of such Units, in conformity with any such applicable agreement under which such Units are to be issued and applicable law (a "Unit Agreement").
On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we advise you that in our opinion:
1.
With respect to the Common Stock, including those shares that are duly issued upon exercise of any Warrants, upon the Future Authorization and Issuance of such shares of Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.
With respect to the Warrants, upon the Future Authorization and Issuance of the Warrants, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.
With respect to the Units, assuming that (a) any Warrants that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, as contemplated in opinion 2 above, and (b) any shares of Common Stock that form a part of such Units are duly authorized, validly issued, fully paid and nonassessable, as contemplated in opinion 1 above, upon the Future Authorization and Issuance of Units, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:
We express no opinion as to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Warrants and Units, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances; (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Warrants and Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Warrants and Units, as applicable, or that otherwise violate applicable laws; (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Warrants and Units, as applicable, permit such action; or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.
The aforesaid opinion as to enforceability of the Warrants and Units is also subject to the qualification that certain provisions of the Warrants and Units, as applicable, may not be enforceable, but (subject to the limitations set forth in clauses (a) through (g) of the immediately preceding paragraph) such unenforceability will not render the Warrants and Units, as applicable, invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.
We are members of the Bar of the State of New York.  We express no opinion as to the effect of any laws other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, each as in effect on the date hereof.
This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.  We assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus.  In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Olshan Frome Wolosky LLP
 OLSHAN FROME WOLOSKY LLP